Exhibit 99

Investor Contact:
Megan Jones
Exact Sciences Corp.
meganjones@exactsciences.com
608-535-8815

Media Contact:
Cara Connelly
Exact Sciences Corp.
cconnelly@exactsciences.com
608-284-5735

For Immediate Release

Exact Sciences Announces Fourth-Quarter 2019 Results

•	Total revenue of $296M, including Screening revenue of $229M, an increase of 60% from 2018, and Precision Oncology revenue of $66M for the period Nov. 8, 2019 through Dec. 31, 2019

•	Precision Oncology proforma revenue for the full fourth quarter of $119M, an increase of 14% percent from proforma 2018 revenue

MADISON, Wis., Feb. 11, 2020 — Exact Sciences Corp. (Nasdaq: EXAS) today announced that the company generated revenue of $295.6 million for the fourth quarter ended Dec. 31, 2019 and $876.3 million for the full year ended Dec. 31, 2019, including Precision Oncology revenue of $66.2 million for the period Nov. 8, 2019 through Dec. 31, 2019, following the close of the Genomic Health combination.

“The Exact Sciences team delivered another strong quarter to end a transformative year for the company,” said Kevin Conroy, chairman and CEO of Exact Sciences. “The strong foundation we’ve built for Cologuard and Oncotype DX and the capabilities of our combined team position us well to continue to grow our core business and deliver more innovative cancer tests to people in need.”

Fourth-Quarter 2019 Financial Results

For the three-month period ended December 31, 2019, as compared to the same period of 2018 (where applicable):

•	Total revenue was $295.6 million

•	Screening revenue was $229.4 million, an increase of 60 percent

•	Cologuard® test volume was 477,000, an increase of 63 percent

•	Average Cologuard recognized revenue per test was $481

•	Average Cologuard cost per test was $123, an improvement of $6

•	Precision Oncology revenue was $66.2 million for the period Nov. 8, 2019 through Dec. 31, 2019, following the close of the Genomic Health combination

•	Precision Oncology proforma revenue for the full fourth quarter was $119.1 million, an increase of 14 percent from proforma 2018 revenue, assuming Genomic Health were a standalone entity

•	Oncotype DX® test volume for the full fourth quarter was 41,000, an increase of 14 percent

•	Gross margin including amortization of acquired intangibles was 72 percent, and non-GAAP gross margin excluding amortization of acquired intangibles was 76 percent

•	Transaction-related costs for the Genomic Health combination were $15.7 million, and integration-related costs were $38.0 million, which are included in general and administrative operating expenses

•	Income tax benefit was $184.6 million due to a change in the deferred tax asset valuation allowance resulting from the Genomic Health combination

•	Net income was $77.9 million, or $0.56 per basic share and $0.54 per diluted share, compared to a net loss of $54.0 million, or $0.44 per basic and diluted share

•	EBITDA was $(70.0) million and adjusted EBITDA was $9.7 million

•	Non-cash interest expense related to convertible debt was $11.5 million, compared to $8.4 million

•	Cash, cash equivalents and marketable securities were $323.7 million at the end of the quarter

Screening includes laboratory service revenue from Cologuard and revenue from Biomatrica products. Precision Oncology includes laboratory service revenue from global Oncotype DX products.

2020 Outlook

•	The Company anticipates revenue of $1.61-$1.645 billion during 2020, including Screening revenue of $1.125-$1.15 billion and Precision Oncology revenue of $485-$495 million.

The company's guidance for revenue is a forward-looking statement. It is subject to various risks and uncertainties that could cause the company's actual results to differ materially from the anticipated targets. There can be no assurance the company will meet these financial projects. See the cautionary information about forward-looking statements in the "Forward-Looking Statements" section of this news release.

Non-GAAP Disclosure
In addition to the company's financial results determined in accordance with U.S. GAAP, the company provides non-GAAP measures that it determines to be useful in evaluating its operating performance. The company presents EBITDA, adjusted EBITDA, as well as non-GAAP gross margin and non-GAAP gross profit. Adjusted EBITDA consists of net loss after adjustment for those items shown in the table below. The company defines non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, excluding amortization of acquired intangible assets. The amortization of acquisition-related intangible assets used in the calculation of non-GAAP gross profit and non-GAAP gross margin pertain only to the amortization associated with developed technology acquired and recorded through purchase accounting transactions. The amortization of these intangible assets will recur in future periods until such intangible assets have been fully amortized. The company believes that these non-GAAP measures are useful in evaluating the company’s operating performance. The company uses this non-GAAP financial information to evaluate ongoing operations and for internal planning and forecasting purposes. Non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental information purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. For example, non-GAAP gross margin and non-GAAP gross profit exclude the amortization of acquired intangible assets although such measures include the revenue associated with the acquisitions. For a reconciliation of these non-GAAP measures to GAAP, see below "EBITDA and Adjusted EBITDA Reconciliations."

Fourth-Quarter Conference Call & Webcast
Company management will host a conference call and webcast on Tuesday, February 11, 2020, at 5 p.m. ET to discuss fourth-quarter and full-year 2019 results. The webcast will be available at www.exactsciences.com. Domestic callers should dial 833-235-7650 and international callers should dial +1-647-689-4171.

An archive of the webcast will be available at www.exactsciences.com. A replay of the conference call will be available by calling 800-585-8367 domestically or 416-621-4642 internationally. The access code for the replay of the call is 3280195. The webcast, conference call and replay are open to all interested parties.

About Cologuard
Cologuard was approved by the FDA in August 2014, and results from Exact Sciences’ prospective 90-site, point-in-time, 10,000-patient pivotal trial were published in the New England Journal of Medicine in March 2014. Cologuard is included in the American Cancer Society’s (2018) colorectal cancer screening guidelines and the recommendations of the U.S. Preventive Services Task Force (2016) and National Comprehensive Cancer Network (2016). Cologuard is indicated to screen adults 45 years of age and older who are at average risk for colorectal cancer by detecting certain DNA markers and blood in the stool. Do not use Cologuard if you have had precancer, have inflammatory bowel disease and certain hereditary syndromes, or have a personal or family history of colorectal cancer. Cologuard is not a replacement for colonoscopy in high risk patients. Cologuard performance in adults ages 45-49 is estimated based on a large clinical study of patients 50 and older. Cologuard performance in repeat testing has not been evaluated.

The Cologuard test result should be interpreted with caution. A positive test result does not confirm the presence of cancer. Patients with a positive test result should be referred for diagnostic colonoscopy. A negative test result does not confirm the absence of cancer. Patients with a negative test result should discuss with their doctor when they need to be tested again.

Medicare and most major insurers cover Cologuard. For more information about Cologuard, visit www.cologuardtest.com. Rx Only.

About Oncotype DX
The Oncotype DX® portfolio of breast, colon and prostate cancer tests applies advanced genomic science to reveal the unique biology of a tumor in order to optimize cancer treatment decisions. In breast cancer, the Oncotype DX Breast Recurrence Score® test is the only test that has been shown to predict the likelihood of chemotherapy benefit as well as recurrence in invasive breast cancer. Additionally, the Oncotype DX Breast DCIS Score test predicts the likelihood of recurrence in a pre-invasive form of breast cancer called DCIS. In prostate cancer, the Oncotype DX Genomic Prostate Score® test predicts disease aggressiveness and further clarifies the current and future risk of the cancer prior to treatment intervention, and the Oncotype DX AR-V7 Nucleus Detect™ test helps determine which patients with metastatic castration-resistant prostate cancer (mCRPC) are resistant to androgen receptor (AR)-targeted therapies. The Oncotype DX AR-V7 Nucleus Detect test is performed by Epic Sciences at its centralized, CLIA-certified laboratory in San Diego and offered exclusively by Exact Sciences. With more than 1 million patients tested in more than 90 countries, the Oncotype DX tests have redefined personalized medicine by making genomics a critical part of cancer diagnosis and treatment. To learn more about Oncotype DX tests, visit www.OncotypeIQ.com, www.MyBreastCancerTreatment.org or www.MyProstateCancerTreatment.org.

About Exact Sciences Corp.
A leading provider of cancer screening and diagnostic tests, Exact Sciences relentlessly pursues smarter solutions providing the clarity to take life-changing action, earlier. Building on the success of Cologuard and Oncotype DX, Exact Sciences is investing in its product pipeline to take on some of the deadliest cancers and improve patient care. Exact Sciences unites visionary collaborators to help advance the fight against cancer. For more information, please visit the company's website at www.exactsciences.com, follow Exact Sciences on Twitter @ExactSciences, or find Exact Sciences on Facebook.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, anticipated results of our sales, marketing and patient adherence efforts, expectations concerning payer reimbursement, the anticipated results of our product development efforts and the anticipated benefits of our combination with Genomic Health, including estimated synergies and other financial impacts. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully and profitably market our products and services; the acceptance of our products and services by patients and healthcare providers; our ability to meet demand for our products and services; the willingness of health insurance companies and other payers to cover our products and services and adequately reimburse us for such products and services; the amount and nature of competition from other cancer screening and diagnostic products and services; the effects of the adoption, modification or repeal of any law, rule, order, interpretation or policy relating to the healthcare system, including without limitation as a result of any judicial, executive or legislative action; the effects of changes in pricing, coverage and reimbursement for our products and services, including without limitation as a result of the Protecting Access to Medicare Act of 2014; recommendations, guidelines and quality metrics issued by various organizations such as the U.S. Preventive Services Task Force, the American Cancer Society, and the National Committee for Quality Assurance regarding cancer screening or our products and services; our ability to successfully develop new products and services and assess potential market opportunities; our ability to effectively utilize strategic partnerships, such as through our Promotion Agreement with Pfizer, Inc., and acquisitions; our success establishing and maintaining collaborative, licensing and supplier arrangements; our ability to maintain regulatory approvals and comply with applicable regulations; expectations regarding our international expansion and opportunities; the potential effects of foreign currency exchange rate fluctuations and our efforts to hedge such effects; the possibility that the anticipated benefits from our combination with Genomic Health cannot be realized in full or at all or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Genomic Health’s operations will be greater than expected; the outcome of any litigation, government investigations, enforcement actions or other legal proceedings; and the other risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Condensed Consolidated Statements of Operations
(Amounts in thousands, except share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenue	$295,575	$142,981	$876,293	$454,462

Operating expenses:
Cost of sales (exclusive of amortization of acquired intangibles)	70,416	37,827	216,717	116,644
Research and development	43,223	20,700	139,694	67,285
Sales and marketing	119,851	76,773	385,176	249,448
General and administrative	144,414	56,263	352,453	178,016
Amortization of acquired intangibles	13,779	734	16,035	2,540
Total operating expenses	391,683	192,297	1,110,075	613,933
Loss from operations	(96,108)	(49,316)	(233,782)	(159,471)

Other income (expense)
Investment income	3,113	6,321	26,530	21,203
Interest expense	(13,688)	(10,972)	(61,599)	(36,789)
Total other income (expense)	(10,575)	(4,651)	(35,069)	(15,586)

Net loss before tax	(106,683)	(53,967)	(268,851)	(175,057)

Income tax benefit (expense)	184,628	(7)	184,858	(92)

Net income (loss)	$77,945	$(53,974)	$(83,993)	$(175,149)

Net income (loss) per share—basic	$0.56	$(0.44)	$(0.64)	$(1.43)
Net income (loss) per share—diluted	$0.54	$(0.44)	$(0.64)	$(1.43)

Weighted average common shares outstanding—basic	139,901	122,981	131,257	122,207
Weighted average common shares outstanding—diluted	143,200	122,981	131,257	122,207

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	December 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$177,254	$160,430
Marketable securities	146,401	963,752
Accounts receivable, net	130,667	45,329
Inventory, net	61,724	39,148
Prepaid expenses and other current assets	40,913	19,408
Property, plant and equipment, net	455,325	245,259
Operating lease right-of-use assets	126,444	—
Goodwill	1,203,197	17,279
Intangibles, net	1,143,550	29,002
Other long-term assets, net	20,293	4,415
Total assets	$3,505,768	$1,524,022

Liabilities and stockholders' equity
Total current liabilities	236,494	136,169
Convertible notes, net	803,605	664,749
Long-term debt, less current portion	24,032	24,494
Other long-term liabilities	34,911	17,669
Operating lease liabilities, less current portion	118,665	—
Total stockholders’ equity	2,288,061	680,941
Total liabilities and stockholders’ equity	$3,505,768	$1,524,022

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
EBITDA and Adjusted EBITDA Reconciliations
(Amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net income (loss)	$77,945	$(53,974)	$(83,993)	$(175,149)
Interest expense	13,688	10,972	51,041	36,789
Investment income	(3,113)	(6,321)	(26,530)	(21,203)
Depreciation and amortization	26,071	6,887	50,247	23,084
Income tax expense (benefit)	(184,628)	7	(184,858)	92
EBITDA	$(70,037)	$(42,429)	$(194,093)	$(136,387)
Stock-based compensation	26,051	15,710	86,708	60,264
Loss on settlement of convertible notes	—	—	10,558	—
Acquisition and integration costs (1)	53,663	—	62,836	—
Adjusted EBITDA	$9,677	$(26,719)	$(33,991)	$(76,123)

(1) Represents acquisition and related integration costs incurred as a result of the company's combination with Genomic Health. Acquisition and integration costs were $53.7 million and $62.8 million for the three months and twelve months ended December 31, 2019, respectively. The costs primarily consist of legal and other professional service fees and incremental stock-based compensation including the fair value of stock awards assumed by the company in connection with the Genomic Health combination. Legal and other professional service fees were $31.9 million and $41.0 million for the three months and twelve months ended December 31, 2019, respectively. Incremental stock-based compensation including the fair value of assumed stock awards was $21.8 million for the three months and twelve months ended December 31, 2019.
.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Non-GAAP Gross Profit and Non-GAAP Gross Margin
(Amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenue	$295,575	$142,981	$876,293	$454,462
Cost of sales (exclusive of amortization of acquired intangibles)	70,416	37,827	216,717	116,644
Amortization of acquired intangibles (1)	11,981	335	13,254	1,338
Gross profit	$213,178	$104,819	$646,322	$336,480
Gross margin	72%	73%	74%	74%

Amortization of acquired intangibles (1)	11,981	335	13,254	1,338
Non-GAAP gross profit	$225,159	$105,154	$659,576	$337,818
Non-GAAP gross margin	76%	74%	75%	74%

(1) Includes only amortization of intangible assets identified as developed technology assets through purchase accounting transactions, which otherwise would have been allocated to cost of sales.